PENNS WOODS BANCORP, INC.

Proxy for Annual Meeting of Shareholders

to be held May 23, 2013

This Proxy is being solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Brian L. Knepp and Richard A. Grafmyre and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Corporation standing in my (our) names on its books on March 1, 2013 at the Annual Meeting of Shareholders of the Corporation to be held at The Robert Wheeland Community Center, 1201 Locust Street, Jersey Shore, Pennsylvania on Thursday, May 23, 2013 at 1:00 p.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). The undersigned hereby directs that this proxy be voted as follows:

The Board of Directors recommends you vote FOR each of the proposals listed below.

		FOR	AGAINST	ABSTAIN
1.	Proposal to adopt the Agreement and Plan of Merger, dated October 18, 2012, by and between the Corporation and Luzerne National Bank Corporation	☐	☐	☐
		FOR	WITHHOLD	FOR ALL EXCEPT
2.

Election of four class I Directors to serve for a three-year term:

Daniel K. Brewer; Michael J. Casale, Jr; R. Edward Nestlerode, Jr; William H. Rockey

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to approve named executive officers compensation	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Proposal to ratify appointment of independent auditors	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	Proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to approve the merger agreement.	☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	è	☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title to each. If the signer is a corporation, please sign full corporate name by duly authorized officer.